UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2012

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Navigant Consulting, Inc. 2012 Long-Term Incentive Plan

At the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) held on May 22, 2012 (the “2012 Annual Meeting”), the Company’s shareholders approved the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to shareholder approval. The following paragraphs provide a summary of certain terms of the 2012 Plan. The 2012 Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The purposes of the 2012 Plan are: (i) to align the interests of the Company’s shareholders and recipients of awards under the 2012 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2012 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock and restricted stock units (“Stock Awards”); and (v) performance awards.

Subject to the terms and conditions of the 2012 Plan, the number of shares authorized for grants under the 2012 Plan is 6,200,000, reduced by the number of shares subject to awards granted under the prior equity plan of the Company on or after January 1, 2012. The number of shares available for issuance under the 2012 Plan shall be reduced by one and one-half (1.5) shares for each share subject to a Stock Award or performance award and by one (1.0) share for each share subject to a stock option or SAR.

Navigant Consulting, Inc. Annual Incentive Plan

At the 2012 Annual Meeting, the Company’s shareholders also approved the Navigant Consulting, Inc. Annual Incentive Plan (the “Annual Plan”), which had been previously approved by the Board of Directors, subject to shareholder approval. The following paragraph provides a summary of certain terms of the Annual Plan. The Annual Plan is set forth in its entirety as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Annual Plan provides for cash incentive awards to executive officers and other eligible employees based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2012. All officers and other employees of the Company and its subsidiaries are eligible to be designated for participation in the Plan. The Compensation Committee of the Board of Directors administers the Annual Plan and will designate the eligible employees who will participate in the Annual Plan for a specified performance period. It is anticipated that only the executive officers of the Company (currently, four individuals) will be eligible to receive awards under the Annual Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2012 Annual Meeting, the Company’s shareholders, upon the recommendation of the Board of Directors, approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors (the “Restated Certificate of Incorporation”). The Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on May 22, 2012. All directors elected prior to the effectiveness of the Restated Certificate of Incorporation (including the three directors elected at the 2012 Annual Meeting) will continue in office for the remainder of their three-year terms and, thereafter, such directors or their successors will be elected for one-year terms. Accordingly, pursuant to the Restated Certificate of Incorporation, beginning with the Company’s 2015 annual meeting of shareholders, the declassification of the Board of Directors will be complete and all directors will be subject to annual election. The foregoing summary is qualified by reference to the Restated Certificate of Incorporation, which is set forth in its entirety as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of the six proposals voted on by the Company’s shareholders at the 2012 Annual Meeting, as well as the number of votes cast for or against each proposal and the number of abstentions and broker non-votes with respect to each proposal.

	For	Against	Abstain	Broker Non-Votes
Proposal 1: Election of directors

Thomas A. Gildehaus	45,122,314	422,091	7,822	3,463,027

Cynthia A. Glassman, Ph.D.	45,348,147	196,258	7,822	3,463,027

Peter B. Pond	45,207,228	337,077	7,922	3,463,027

Proposal 2: Adoption of the restatement of the Company’s Certificate of Incorporation to declassify the Board of Directors	45,502,572	40,407	9,248	3,463,027

Proposal 3: Approval of the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan	32,204,638	13,326,965	20,624	3,463,027

Proposal 4: Approval of the Navigant Consulting, Inc. Annual Incentive Plan	44,716,981	815,032	20,214	3,463,027

Proposal 5: Advisory vote on executive compensation	42,820,466	2,711,484	20,277	3,463,027

Proposal 6: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2012	48,649,276	359,111	6,867	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

3.1	Restated Certificate of Incorporation of Navigant Consulting, Inc., effective May 22, 2012.

10.1	Navigant Consulting, Inc. 2012 Long-Term Incentive Plan.

10.2	Navigant Consulting, Inc. Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 23, 2012	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Navigant Consulting, Inc., effective May 22, 2012.

10.1	Navigant Consulting, Inc. 2012 Long-Term Incentive Plan.

10.2	Navigant Consulting, Inc. Annual Incentive Plan.